SERVICER’S CERTIFICATE

IN ACCORDANCE WITH SECTION 6.09 OF THE POOLING AND SERVICING AGREEMENT DATED AS OF FEBRUARY 28, 1999, WACHOVIA SBA LENDING, INC. * REPORTS THE FOLLOWING INFORMATION PERTAINING TO SERIES 1999-1 FOR THE NOVEMBER 12, 2003 DETERMINATION DATE

1.	AVAILABLE FUNDS		$10,784,731.18
2.	(A)	AGGREGATE CLASS A CERTIFICATE PRINCIPAL BALANCE AS REPORTED IN THE PRIOR MONTH	45,551,802.66
	(B)	AGGREGATE CLASS M CERTIFICATE PRINCIPAL BALANCE AS REPORTED IN THE PRIOR MONTH	1,397,718.62
	(C)	AGGREGATE CLASS B CERTIFICATE PRINCIPAL BALANCE AS REPORTED IN THE PRIOR MONTH	2,031,986.59
	(D)	AGGREGATE POOL PRINCIPAL BALANCE PRINCIPAL BALANCE AS REPORTED IN THE PRIOR MONTH	48,981,507.87
3.	PRINCIPAL PREPAYMENTS RECEIVED DURING THE DUE PERIOD
	(A)	NUMBER OF ACCOUNTS	5
	(B)	PRINCIPAL BALANCES	1,023,344.55
4.	PRODUCT OF THE UNGUARANTEED PERCENTAGE MULTIPLIED BY ALL CURTAILMENTS RECEIVED DURING THE DUE PERIOD		2,652.70
5.	PRODUCT OF THE UNGUARANTEED PERCENTAGE MULTIPLIED BY ALL EXCESS AND MONTHLY PAYMENTS IN RESPECT OF PRINCIPAL RECEIVED DURING THE DUE PERIOD		218,393.32
5A.	RECOVERIES ON LIQUIDATED LOANS		48,944.26
6.	AGGREGATE AMOUNT OF INTEREST RECEIVED ON THE UNGUARANTEED INTEREST OF EACH SBA LOAN NET OF THE FTA’S FEE, THE ADDITIONAL FEE AND THE SERVICING FEE ATTRIBUTABLE TO THE UNGUARANTEED INTEREST		328,189.24
7.	(A)	AMOUNT OF MONTHLY ADVANCE	0.00
	(B)	AMOUNT OF COMPENSATING INTEREST PAYMENT	462.92
8.	DELINQUENCY AND FORECLOSURE INFORMATION (SEE EXHIBIT K)

*	f/k/a The Money Store Investment Corporation

Page 1 of 7	Series 1999-1

9.	PRODUCT OF THE UNGUARANTEED PERCENTAGE MULTIPLIED BY REALIZED LOSSES ON A LIQUIDATED SBA LOAN				0.00
10.	(A)	CLASS A INTEREST DISTRIBUTION AMOUNT:
		(i)	ACCRUED INTEREST	68,327.70
		(ii)	SHORTFALL, IF ANY, ON A PRECEDING
			REMITTANCE DATE PLUS INTEREST	0.00
		(iii)	CLASS A INTEREST DISTRIBUTION AMOUNT ADJUSTMENT	(2,040.99)
	ADJUSTED CLASS A INTEREST DISTRIBUTION AMOUNT				66,286.71
					0.70508775
	(B)	CLASS M INTEREST DISTRIBUTION AMOUNT:
		(i)	ACCRUED INTEREST	2,702.40
		(ii)	SHORTFALL, IF ANY, ON A PRECEDING
			REMITTANCE DATE PLUS INTEREST	0.00
		(iii)	CLASS M INTEREST DISTRIBUTION AMOUNT ADJUSTMENT	(80.86)
	ADJUSTED CLASS M INTEREST DISTRIBUTION AMOUNT				2,621.54
					0.90773546
	(C)	CLASS B INTEREST DISTRIBUTION AMOUNT:
		(i)	ACCRUED INTEREST	5,588.10
		(ii)	SHORTFALL, IF ANY, ON A PRECEDING
			REMITTANCE DATE PLUS INTEREST	0.00
		(iii)	CLASS B INTEREST DISTRIBUTION AMOUNT ADJUSTMENT	(167.06)
	ADJUSTED CLASS B INTEREST DISTRIBUTION AMOUNT				5,421.04
					1.29403685
	(D)	CLASS A PRINCIPAL DISTRIBUTION AMOUNT:
		(i)	UNGUARANTEED PERCENTAGE OF PAYMENTS
			AND OTHER RECOVERIES OF PRINCIPAL	1,157,283.24
		(ii)	PRINCIPAL PORTION OF THE UNGUARANTEED
			INTEREST PURCHASED FOR BREACH OF
			WARRANTY AND RECEIVED BY THE TRUSTEE	0.00
		(iii)	SUBSTITUTION ADJUSTMENTS	0.00
		(iv)	UNGUARANTEED PERCENTAGE OF
			LOSSES THAT WERE LIQUIDATED	0.00
		(v)	UNGUARANTEED PERCENTAGE OF SBA LOAN
			DELINQUENT 24 MONTHS OR UNCOLLECTIBLE	0.00
		(vi)	AMOUNT RELEASED FROM PRE-FUNDING ACCOUNT	0.00
		(vii)	RECALCULATED PRINCIPAL ADJUSTMENT	0.00
	TOTAL CLASS A PRINCIPAL DISTRIBUTION AMOUNT				1,157,283.24
					12.30995235
	(E)	CLASS M PRINCIPAL DISTRIBUTION AMOUNT:
		(i)	UNGUARANTEED PERCENTAGE OF PAYMENTS
			AND OTHER RECOVERIES OF PRINCIPAL	35,589.57
		(ii)	PRINCIPAL PORTION OF THE UNGUARANTEED
			INTEREST PURCHASED FOR BREACH OF
			WARRANTY AND RECEIVED BY THE TRUSTEE	0.00
		(iii)	SUBSTITUTION ADJUSTMENTS	0.00
		(iv)	UNGUARANTEED PERCENTAGE OF
			LOSSES THAT WERE LIQUIDATED	0.00
		(v)	UNGUARANTEED PERCENTAGE OF SBA LOAN
			DELINQUENT 24 MONTHS OR UNCOLLECTIBLE	0.00
		(vi)	AMOUNT RELEASED FROM PRE-FUNDING ACCOUNT	0.00
		(vii)	RECALCULATED PRINCIPAL ADJUSTMENT	0.00
	TOTAL CLASS M PRINCIPAL DISTRIBUTION AMOUNT				35,589.57
					12.32325831

Page 2 of 7	Series 1999-1

	(F)	CLASS B PRINCIPAL DISTRIBUTION AMOUNT:
		(i) UNGUARANTEED PERCENTAGE OF PAYMENTS
		AND OTHER RECOVERIES OF PRINCIPAL	51,517.76
		(ii) PRINCIPAL PORTION OF THE UNGUARANTEED
		INTEREST PURCHASED FOR BREACH OF
		WARRANTY AND RECEIVED BY THE TRUSTEE	0.00
		(iii) SUBSTITUTION ADJUSTMENTS	0.00
		(iv) UNGUARANTEED PERCENTAGE OF
		LOSSES THAT WERE LIQUIDATED	0.00
		(v) UNGUARANTEED PERCENTAGE OF SBA LOAN
		DELINQUENT 24 MONTHS OR UNCOLLECTIBLE	0.00
		(vi) AMOUNT RELEASED FROM PRE-FUNDING ACCOUNT	0.00
		(vii) RECALCULATED PRINCIPAL ADJUSTMENT	0.00
	TOTAL CLASS B PRINCIPAL DISTRIBUTION AMOUNT			51,517.76
				12.29761816
11.	(A)	AMOUNT AVAILABLE IN THE SPREAD ACCOUNT IN CASH AND FROM LIQUIDATION OF PERMITTED INSTRUMENTS		1,922,731.62
	(B)	AMOUNT TO BE TRANSFERRED FROM SPREAD ACCOUNT TO CERTIFICATE ACCOUNT PURSUANT TO SECTION 6.02(b)(i)		0.00
	(C)	AMOUNT OF LETTER OF CREDIT PAYMENTS		0.00
	(D)	AMOUNT OF PAYMENTS WITH RESPECT TO ALTERNATE CREDIT ENHANCEMENT		0.00
12.	(A)	AGGREGATE CLASS A CERTIFICATE PRINCIPAL BALANCE AFTER DISTRIBUTIONS TO BE MADE ON THE REMITTANCE DATE		44,394,519.42
				472.22183785
	(B)	AGGREGATE CLASS M CERTIFICATE PRINCIPAL BALANCE AFTER DISTRIBUTIONS TO BE MADE ON THE REMITTANCE DATE		1,362,129.05
				471.65133310
	(C)	AGGREGATE CLASS B CERTIFICATE PRINCIPAL BALANCE AFTER DISTRIBUTIONS TO BE MADE ON THE REMITTANCE DATE		1,980,468.83
				472.75055159
	(D)	POOL PRINCIPAL BALANCE AFTER DISTRIBUTIONS TO BE MADE ON THE REMITTANCE DATE		47,737,117.30
				472.22744967
13.	(A)	EXCESS SPREAD		73,420.48
	(B)	EXTRA INTEREST		148,699.80
	(C)	SPREAD ACCOUNT BALANCE		1,922,731.62
	(D)	SPECIFIED SPREAD ACCOUNT REQUIREMENT		2,122,567.93
14.	(A)	WEIGHTED AVERAGE MATURITY		182.478
	(B)	WEIGHTED AVERAGE SBA LOAN INTEREST RATE		5.918%

Page 3 of 7	Series 1999-1

15	(A	)	SERVICING FEE FOR THE RELATED DUE PERIOD	44,651.20
	(B	)	PREMIUM PROTECTION FEE FOR THE RELATED DUE PERIOD	48,528.89
	(C	)	AMOUNTS TO BE DEPOSITED TO THE EXPENSE ACCOUNT	2,449.08
16	AMOUNT OF REIMBURSEMENTS PURSUANT TO:
	(A	)	SECTION 5.04 (b)	0.00
	(B	)	SECTION 5.04 (c)	0.00
	(C	)	SECTION 5.04 (d)(ii)	0.00
	(D	)	SECTION 5.04 (e)	0.00
	(E	)	SECTION 5.04 (f)	52,669.10
17	(A	)	CLASS A REMITTANCE RATE	1.800%
	(B	)	CLASS M REMITTANCE RATE	2.320%
	(C	)	CLASS B REMITTANCE RATE	3.300%
18	(A	)	AGGREGATE PRINCIPAL BALANCE OF THE SUBSEQUENT SBA LOANS PURCHASED DURING THE PRIOR DUE PERIOD	0.00
	(B	)	AMOUNT ON DEPOSIT IN THE PRE-FUNDING ACCOUNT AS OF THE END OF SUCH DUE PERIOD	0.00
19	OTHER INFORMATION AS REQUESTED
	(A	)	LETTER OF CREDIT AVAILABLE AMOUNT	7,333,655.58
	(B	)	LOC AVAILABLE AMOUNT EXPRESSED AS A PERCENTAGE OF POOL PRINCIPAL BALANCE AFTER DISTRIBUTION	15.36%
	(C	)	AMOUNT ON DEPOSIT IN SPREAD ACCOUNT AFTER ALL REQUIRED TRANSFERS ON SUCH REMITTANCE DATE	2,130,393.70
	(D	)	SPREAD ACCOUNT EXCESS DISTRIBUTED TO SPREAD ACCOUNT DEPOSITOR PURSUANT TO SECTION 6.02(b) (iii)	7,825.77

I, Stephanie Callahan, Assistant Vice President, represent that Wachovia SBA Lending, Inc., complied with section 6.09 of the Pooling and Servicing Agreement dated February 28, 1999 pertaining to Series 1999 — 1 in preparing the accompanying Servicer’s Certificate.

WACHOVIA SBA LENDING, INC

BY:

STEPHANIE CALLAHAN ASSISTANT VICE PRESIDENT

Page 4 of 7	Series 1999-1

EXHIBIT K

DELINQUENCY AND FORECLOSURE INFORMATION
AS OF OCTOBER 31, 2003

	RANGES	#	GROSS	GROSS	POOL	POOL
	(IN DAYS)	ACCOUNTS	AMOUNT	PCT	AMOUNT	PCT

SERIES 1999-1	1 TO 29	176	74,293,012.84	52.094%	26,086,314.80	54.646%
	30 TO 59	2	765,070.07	0.536%	191,267.61	0.401%
	60 TO 89	1	107,991.32	0.076%	26,997.86	0.057%
	90 TO 179	7	3,440,710.71	2.413%	915,392.94	1.918%
	180 TO 719	1	1,156,629.40	0.811%	439,715.78	0.921%
	720 AND OVER	0	0.00	0.000%	0.00	0.000%
	FORECLOSURE	0	0.00	0.000%	0.00	0.000%
	REO PROPERTY	0	0.00	0.000%	0.00	0.000%

	DELINQUENCY TOTALS	187	$79,763,414.34	55.930%	$27,659,688.99	57.943%

	OUTSTANDING	361	$142,614,430.94		$47,737,117.30

	FORECLOSURE/REO
	180 - 719	0	0.00		0.00

Page 5 of 7	Series 1999-1

SERIES 1999-1

The following additional information, presented in dollars, pursuant to Section 6.09 subclauses (ii), (iii), (iv), (v), (x) and (xii) is provided for each Class per $1,000 original dollar amount as of the Cut-Off Date.

SUBCLAUSE		CLASS A	CLASS M	CLASS B	POOL

(ii)		485	484	485	485
(iii)		—	—	—	10
(iv)		—	—	—	0
(v)		—	—	—	2
(x)(a, b & c)	(i)	1	1	1	1
	(ii)	0	0	0	0
	(iii)	0	0	0	0
	total	1	1	1	1
(d, e & f)	(i)	12	12	12	12
	(ii)	0	0	0	0
	(iii)	0	0	0	0
	(iv)	0	0	0	0
	(v)	0	0	0	0
	(vi)	0	0	0	0
	(vii)	0	0	0	0
	total	12	12	12	12
(xii)		472	472	473	472

Page 6 of 7	Series 1999-1

WACHOVIA SBA LENDING, INC.

WACHOVIA SBA LOAN-BACKED ADJUSTABLE RATE CERTIFICATES

SERIES 1999-1, CLASS A, M & B

EXHIBIT A

1.	In the calculation of Servicing Fee, the Company computes the amount based upon the product of the total interest collected and the ratio of the Servicing Fee rate as specified in the Agreement over the prior month weighted average customer rate.

Page 7 of 7	Series 1999-1